                                                                    EXHIBIT 10.9
                                                                  CONFORMED COPY


                              STANDSTILL AGREEMENT

         This Standstill Agreement (this "AGREEMENT") is entered into as of January 30, 2002, among UnitedGlobalCom, Inc., a Delaware corporation (formerly known as New UnitedGlobalCom, Inc., "UNITED"), and Liberty Media Corporation and Liberty Global, Inc. ("LIBERTY GLOBAL"), each of which is a Delaware corporation, and Liberty UCOMA, LLC, a Delaware limited liability company ("LIBERTY UCOMA").

                                   BACKGROUND

         Pursuant to the Amended and Restated Agreement and Plan of Restructuring and Merger, dated as of December 31, 2001 (the "MERGER AGREEMENT"), among United, Liberty, Liberty Media International, Inc., a Delaware corporation ("LMI"), Liberty Global, the Founders, UGC, Inc., a Delaware corporation formerly known as UnitedGlobalCom, Inc. ("OLD UNITED"), et al., Liberty, Liberty Global and Liberty UCOMA (as a "Contributing Party" under the Merger Agreement) have acquired Beneficial Ownership of shares of Class C Stock of United. As required by the Merger Agreement, the parties hereto are entering into this Agreement.

                                    AGREEMENT

         In consideration of the foregoing premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         Section 1. CERTAIN DEFINITIONS.

         In this Agreement, the following terms have the following meanings.

         AFFILIATE. When used with reference to a specified Person, any Person who directly or indirectly through one or more intermediaries, Controls, is Controlled by, or is under common Control with, the Person specified, provided that (i) no officer or director of a Person, or any Affiliate of such officer or director, investing for his, her or its own account or otherwise acting in his, her or its individual capacity, and no director of a Person, or any Affiliate of such director, acting in his, her or its capacity as an officer, director, trustee, representative or agent of a Person that is not an Affiliate of the specified Person, and in each case not in concert with or at the direction or request of such specified Person, shall be deemed to be an Affiliate of such specified Person for purposes of this Agreement; (ii) no Liberty Party shall be deemed to be an Affiliate of United and none of United and its Controlled Affiliates shall be deemed to be an Affiliate of a Liberty Party and (iii) any Person in which United, directly or indirectly, Beneficially Owns 50% or more of the equity securities, without regard to voting power in the election of directors, shall (without limiting the generality of this definition) be deemed to be an Affiliate of United.

         AGREEMENT. As defined in the preamble.

         ASSUMED OPTIONS. Class B Options (as defined in the Merger Agreement) that were granted by Old United prior to, and were assumed by United at, the consummation of the United/New United Merger.

         BENEFICIAL OWNERSHIP AND DERIVATIVE TERMS. As determined pursuant to Rule 13d-3 and Rule 13d-5 under the Exchange Act and any successor regulation, except that in determining Beneficial Ownership, without duplication, (i) equity securities that may be acquired pursuant to Rights to acquire equity securities that are exercisable more than sixty days after a date shall nevertheless be deemed to be Beneficially Owned, (ii) Beneficial Ownership, if any, arising solely as a result of being a party to a Transaction Agreement or the Merger Agreement shall be disregarded and (iii) in the case of the Liberty Parties, Beneficial Ownership, if any, by any Liberty Party of any securities Beneficially Owned by any Controlling Principal, arising solely from the existence of any contract, arrangement, understanding or relationship with one or more Controlling Principals shall be disregarded.

         BOARD. The Board of Directors of United.

         BUSINESS DAY. Any day other than Saturday, Sunday and a day on which banks are required or permitted to close in Denver, Colorado or New York, New York.

         CLASS A SECURITIES. Any Class A Stock or Rights to acquire Class A Stock issued, granted or sold by United after the execution and delivery of this Agreement, other than shares of Class A Stock issued pursuant to the exercise of Rights to acquire Class A Stock that were outstanding immediately prior to the execution and delivery of this Agreement.

         CLASS A STOCK. The Class A common stock, $0.01 par value per share, of United.

         CLASS B EVENT. As defined in the United Charter as in effect on the date hereof.

         CLASS B STOCK. The Class B common stock, $0.01 par value per share, of United.

         CLASS C DIRECTOR. As defined in the United Charter as in effect on the date hereof.

         CLASS C STOCK. The Class C common stock, $0.01 par value per share, of United.

         COMMON STOCK. The Class A Stock, the Class B Stock and the Class C
Stock.

         CONTRACT. Any note, bond, indenture, debenture, security agreement, trust agreement, Lien, mortgage, lease, contract, license, franchise, permit, guaranty, joint venture agreement, or other agreement, instrument, understanding, commitment or obligation, oral or written.

         CONTROL AND DERIVATIVE TERMS. The possession directly or indirectly of the power to direct or cause the direction of the management and policies of another Person, whether through the ownership of voting securities, by contract or otherwise.

         CONTROL PERSON. Each of (1) the Chairman of the Board of Liberty, (2) the President and Chief Executive Officer of Liberty, (3) the Executive Vice President and Chief Operating Officer of Liberty, (4) each of the directors of Liberty, and (5) the respective family members, estates and heirs of each of the persons referred to in clauses (1) through (4) above and any trust or other investment vehicle for the primary benefit of any of such persons or their respective family members or heirs. "Family members" for this purpose means the parents, descendants, stepchildren, step grandchildren, nieces and nephews, and spouses of the specified person.

         CONTROLLED AFFILIATE. When used with reference to a specified Person, an Affiliate of such Person that such Person directly, or through one or more intermediaries, Controls; PROVIDED THAT, (a) none of United and its Controlled Affiliates shall be deemed to be a Controlled Affiliate of a Liberty Party and
(b) any Person in which United, directly or indirectly, Beneficially Owns 50% or more of the equity securities, without regard to voting power in the election of directors, shall (without limiting the generality of this definition) be deemed to be a Controlled Affiliate of United.

         CONTROLLING PRINCIPALS. As defined in the Stockholders Agreement.

         CONTROLLING PRINCIPAL DIRECTOR. As defined in Section 3(b)(i).

         CONVERSION EVENT. As defined in the United Charter as in effect on the date hereof.

         DESIGNATED PURCHASER. As defined in the Stockholders Agreement.

         EQUITY SECURITIES. The Common Stock and any other voting securities issued by United (other than preferred stock with customary limited voting rights).

         EXCHANGE ACT. The Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

         FOUNDERS. As defined in the Stockholders Agreement.

         FULLY DILUTED NUMBER. As defined within the definition of "Maximum Percentage."

         GOVERNMENTAL APPROVAL. Any notice to, filing with, or approval or consent of a Government Authority required by applicable law with respect to any action, including without limitation, the expiration or termination of any applicable waiting period under the HSR Act.

         GOVERNMENTAL AUTHORITY. Any U.S. federal, state or local or any foreign court, governmental department, commission, authority, board, bureau, agency or other instrumentality.

         GROUP. As defined in Section 13(d) of the Exchange Act and the rules and regulations thereunder, but the existence of the Transaction Agreements and the Merger Agreement shall be disregarded in determining whether a Group exists.

         HSR ACT. The Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

         HIGH-VOTE SECURITIES. As defined in Section 4(b).

         LAW. Any U.S. federal, state or local or any foreign statute, code, ordinance, decree, rule, regulation or general principle of common or civil law or equity.

         LIBERTY. Liberty Media Corporation, a Delaware corporation, and any successor (by merger, consolidation, transfer or otherwise) to all or substantially all of its assets; provided that in the event a Transferee Parent becomes the Beneficial Owner of all or substantially all of the Equity Securities then Beneficially Owned by Liberty as to which Liberty has dispositive control, the term "Liberty" shall mean such Transferee Parent and any successor (by merger, consolidation, transfer or otherwise) to all or substantially all of its assets.

         LIBERTY DIRECTORS. As defined in Section 3(b)(i).

         LIBERTY GLOBAL. As defined in the preamble.

         LIBERTY PARTY EQUITY SECURITIES. Equity Securities Beneficially Owned (and Rights pursuant to which such Equity Securities are Beneficially Owned) from time to time by the Liberty Parties or any of their Controlled Affiliates.

         LIBERTY PARTIES. Liberty, Liberty Global and Liberty UCOMA, and any Permitted Transferee of a Liberty Party who hereafter becomes bound by or who is required to become bound by this Agreement for so long as such Person is or is required to be so bound or would be required to be bound. Liberty Global, Liberty UCOMA and any such Permitted Transferee will each cease to be a Liberty Party at such time as such Person is no longer a Controlled Affiliate of Liberty.

         LIBERTY UCOMA. As defined in the preamble.

         LIEN. Means any mortgage, pledge, lien, encumbrance, charge, or security interest.

         LMI. As defined under "Background" on the first page of this Agreement.

         MAXIMUM PERCENTAGE. That percentage of the outstanding Common Stock on a fully diluted basis (assuming the exercise, conversion or exchange, as applicable, of all outstanding Rights) (the "FULLY DILUTED NUMBER") that is equal to the greater of (a) the sum of (i) the percentage of the Fully Diluted Number that the Common Stock Beneficially Owned by the Liberty Parties and their respective Controlled Affiliates represents immediately after the closing of each of the transactions contemplated by the Merger Agreement, plus (ii) the percentage of the Fully Diluted Number represented by the aggregate amount of Common Stock Beneficial Ownership of which is acquired by any of the Liberty Parties or their respective Controlled Affiliates (x) from the other parties to the Stockholders Agreement (specifically including shares the Beneficial Ownership of which is acquired from United (whether pursuant to the Stockholders Agreement or otherwise, but without duplication of amounts included pursuant to clause (a)(i)), as well as from the Founders, their Permitted Transferees and Designated Purchasers) as and when each such acquisition of Beneficial Ownership occurs, and (y) pursuant to the UPC Release (specifically including any purchases of Class A Stock held by UPC), plus (iii) the percentage of the Fully Diluted Number represented by up to and including an additional 25 million shares of Common Stock as and when Beneficial Ownership thereof is acquired by any of the Liberty Parties or their respective Controlled Affiliates (such number to be appropriately adjusted for stock splits, stock dividends and other similar transactions); provided, that the percentage determined in accordance with this clause (a)(iii), when added to the percentage determined in accordance with clause (a)(i), shall not exceed 81%, and (b) the sum of

(A) 81%, plus (B) the percentage determined in accordance with clause (a)(ii)(x) of this definition. If prior to the closing of any transaction referred to in clause (a)(i) of the preceding sentence or any acquisition referred to in clause
(a)(ii) or (a)(iii) of the preceding sentence, United issues, grants or sells any Equity Securities or Rights and such action alone or together with any preceding or succeeding action gives rise to any purchase rights of any Liberty Party under Section 7A or Section 7B of this Agreement or paragraph (h) of Article Fourth of the United Charter, then in calculating the percentages of the Fully Diluted Number that the Common Stock Beneficially Owned by the Liberty Parties represents immediately after the closing of any such transaction or acquisition referred to in clause (a) of the preceding sentence, the Liberty Parties shall be assumed to have exercised such purchase rights in full.

         MERGER AGREEMENT. As defined under "Background" on the first page of this Agreement.

         NEW UNITED COVENANT AGREEMENT. The Agreement Regarding Additional Covenants as of the date hereof among United and the Liberty Parties.

         NO WAIVER AGREEMENT. That certain No Waiver Agreement dated as of the date hereof among Liberty, LMI and United.

         OFFER. As defined in Section 6(a).

         OFFEREE. As defined in Section 6(a).

         OLD UNITED. As defined under "Background" on the first page of this Agreement.

         PERMITTED OPTIONS. Options to purchase a number of shares of Class B Stock equal to (a) three million minus (b) the number of shares of Class B Stock underlying the Assumed Options.

         PERMITTED TRANSFEREES. As defined in the Stockholders Agreement.

         PERSON. Person shall mean any individual, firm, corporation, partnership, limited liability company, trust, joint venture, or other entity, and shall include any successor (by merger or otherwise) of such entity.

         PROPOSAL. As defined in Section 6(c).

         PUBLIC OFFERING ELECTION. As defined in Section 7(h).

         PUBLIC OFFERING NOTICE. As defined in Section 7(h).

         RIGHTS. When used with respect to a specified Person, securities of such Person (which may include equity securities) that (contingently or otherwise) are exercisable, convertible or exchangeable for or into equity securities of such Person (with or without consideration) or that carry any right to subscribe for or acquire equity securities or securities exercisable, convertible or exchangeable for or into equity securities of such Person.

         SECURITIES ACT. The Securities Act of 1933, as amended, and the rules and regulations thereunder.

         STOCKHOLDERS AGREEMENT. The Stockholders Agreement dated as of the date hereof among United, the Liberty Parties, and certain other stockholders of United.

         SUBSIDIARY. When used with respect to any Person, (i) a corporation in which such Person and/or one or more Subsidiaries of such Person, directly or indirectly, owns capital stock having a majority of the voting power of such corporation's capital stock to elect directors under ordinary circumstances, and
(ii) any other Person (other than a corporation) in which such Person and/or one or more Subsidiaries of such Person, directly or indirectly, has (x) a majority ownership interest or (y) the power to elect or direct the election of a majority of the members of the governing body of such first-named Person.

         TRANSACTION AGREEMENTS. As defined in the Stockholders Agreement.

         TRANSFER. Any sale, exchange, pledge (except a pledge in compliance with this Agreement and the Stockholders Agreement) or other transfer, directly or indirectly, of Class B Stock or Class C Stock or, when the context requires, Class A Stock (including through relinquishment of Control of a Person holding shares of such stock), provided, however, that none of the following shall constitute a Transfer: (i) a conversion of Class C Stock into Class B Stock or of Class B Stock or Class C Stock into Class A Stock, (ii) any transfer pursuant to any tender or exchange offer approved by a majority of the Board, (iii) a transfer by operation of law in connection with any merger, consolidation, statutory share exchange or similar transaction involving United, (iv) a transfer pursuant to a plan of liquidation of United that has been approved by a majority of the Board or (v) in the case of Liberty, any transaction or series of related transactions involving the direct or indirect transfer (or relinquishment of Control) of a Person that holds Liberty Party Equity Securities (a "TRANSFERRED PERSON"), if (x) immediately after giving effect to such transaction or the last transaction in such series, voting securities representing at least a majority of the voting power of the outstanding voting securities of such Transferred Person or its successor in such transaction or of any ultimate parent entity (within the meaning of the HSR Act) of such Transferred Person or its successor (a "TRANSFEREE PARENT") are Beneficially Owned by Persons who prior to such transaction were Beneficial Owners of a majority of, or a majority of the voting power of, the outstanding voting securities of Liberty (or of any publicly traded class or series of voting securities of Liberty designed to track the economic performance of a specified group of assets or businesses) or who are Control Persons or any combination of the foregoing and (y) such Transferee Parent becomes a party to this Agreement and the Stockholders Agreement with the same rights and obligations as Liberty.

         TRANSFERRED PERSON. As defined in the definition of "Transfer."

         TRANSFEREE PARENT. As defined in the definition of "Transfer."

         UNITED. As defined in the preamble.

         UNITED BYLAWS. The Bylaws of United, as such Bylaws may be amended from time to time in accordance with the United Charter, such Bylaws and this Agreement.

         UNITED CHARTER. The Restated Certificate of Incorporation of United as filed with the Secretary of State of the State of Delaware on December 31, 2001, as it may be amended from time to time.

         UNITED/NEW UNITED MERGER. As defined in the Merger Agreement.

         UPC. United Pan-Europe Communications, N.V., a company organized under the laws of The Netherlands.

         UPC RELEASE. Section 3 of and Exhibit A to the Release, dated as of February 22, 2001, among UPC, Old United, Liberty and LMI (but no other provisions of such Release).

         VOTING AGREEMENT. That certain Voting Agreement dated as of the date hereof among United and the Founders.

         VOTING POWER. As of any date of determination, the aggregate number of votes of all outstanding Equity Securities and (without duplication) Equity Securities issuable as of such date upon the exercise, conversion or exchange of all Rights outstanding.

         Section 2. ACQUISITION OF EQUITY SECURITIES OR RIGHTS; OTHER COVENANTS.

                  (a) (i) Except as specifically permitted by this Agreement (including Section 2 and Section 6), the Liberty Parties shall not, and shall not suffer or permit any of their respective Controlled Affiliates to, acquire Beneficial Ownership of any Common Stock if immediately after such acquisition the Common Stock Beneficially Owned, in the aggregate, by the Liberty Parties and their Controlled Affiliates would exceed the Maximum Percentage.

                      (ii) No Liberty Party shall be in breach of
Section 2(a)(i) solely because the Liberty Parties and their respective Controlled Affiliates become the Beneficial Owners of a number of shares of Common Stock exceeding the Maximum Percentage after and solely because of any action taken by United or any Affiliate of United (including the repurchase or redemption by United or any of its Affiliates of Equity Securities or Rights, the issuance of Equity Securities or Rights, including pursuant to an offer by United or any of its Affiliates to its security holders of rights to subscribe for Equity Securities, the expiration of Rights, or the declaration by United of a dividend in respect of any class of Equity Securities payable at the election of such security holders either in cash or in Equity Securities) in respect of which no Liberty Party or Controlled Affiliate thereof shall have taken any action except as permitted to be taken by holders of Equity Securities or Rights in their capacities as such (including as a result of action taken in accordance with Section 6 hereof or an election not to tender any of such Liberty Party's Equity Securities pursuant to any such offer to repurchase, an election to purchase Equity Securities or Rights pursuant to any such subscription offer or an election to be paid a dividend in respect of the Liberty Party Equity Securities in Equity Securities or Rights instead of cash).

                  (b) Except as contemplated by the Stockholders Agreement or specifically permitted by this Agreement (including Section 6), each Liberty Party shall not, and such Liberty Party shall not permit any of its Controlled Affiliates to:

                           (i) solicit proxies with respect to Equity Securities or become a participant in a solicitation of proxies with respect to Equity Securities, in either case within the meaning of Regulation 14A under the Exchange Act (or any successor regulation), except that any director of United may solicit proxies on behalf of United or be a participant with United in a solicitation of proxies to be voted in accordance with the recommendation of the Board in each case;

                           (ii) form, join or participate in any Group with respect to Equity Securities with any holder of Equity Securities that is not a Liberty Party or Controlled Affiliate thereof if the Equity Securities Beneficially Owned by such Group would exceed the Maximum Percentage, unless the Controlling Principals are members of such Group;

                           (iii) deposit any Liberty Party Equity Securities in any voting trust or subject any Liberty Party Equity Securities to a voting agreement or other voting arrangement, in any such case as a method of evading or attempting to evade the requirements of this Agreement;

                           (iv) solicit or encourage an Offer from a Person other than a Liberty Party, a Founder, United or any Controlled Affiliate of any of the foregoing Persons; or

                           (v) call a meeting of United's stockholders, make a proposal for consideration by United's stockholders (except to the Board), or vote or consent to an amendment of United's bylaws without the consent of the Board (except as permitted by Section 3).

                  (c) If a Controlled Affiliate of a Liberty Party that has not previously become a party to this Agreement acquires Beneficial Ownership of any Equity Securities after the date hereof, such Liberty Party shall promptly cause such Controlled Affiliate to deliver to United an undertaking to be bound by all provisions of the Stockholders Agreement and this Agreement applicable to the Liberty Party.

         Section 3. VOTING, APPRAISAL RIGHTS.

                  (a) Each Liberty Party shall cause all of such Liberty Party's Equity Securities to be present at all meetings of the stockholders of United at which such Liberty Party shall be entitled to vote and as to which notice has been properly given in accordance with the applicable provisions of the United Charter and United Bylaws, or shall cause proxies to be present at all such meetings, so as to enable all of such Liberty Party's Equity Securities to be counted for quorum purposes. Except for (A) those matters as to which a Liberty Party or the Class C Directors or Liberty Directors have approval rights pursuant to this Agreement, the Stockholders Agreement or the United Charter and
(B) any matter that, pursuant to the New United Covenant Agreement, is required to be approved by Liberty, if such approval has not been obtained, or that, by the terms of Section 3.12 of the United Bylaws, is required to be reviewed, voted upon and approved by the Board or a committee thereof, if such matter has not been reviewed, voted upon and approved by the required vote of the Board or a committee thereof, in any such case prior to the time such matter is presented to the stockholders of United for their approval, each Liberty Party will vote its Common Stock (i) with respect to any matter submitted for approval of stockholders of United (other than those referred to in clauses (ii) and (iii) below), in such Liberty Party's sole discretion, either (x) in the manner recommended by a majority of the Board or (y) in the same proportion as the holders of the remaining Common Stock vote with respect to such matter, (ii) against any merger, consolidation, recapitalization, dissolution or sale of all or substantially all of the assets of United not approved by the Board, and
(iii) with respect to the election or removal of directors (x) following the occurrence of a Class B Event, as provided in Section 3(b) below, and (y) otherwise, in its sole discretion. Notwithstanding the foregoing, the Liberty Parties will be entitled to vote their Common Stock in favor of any proposal to approve or necessary to implement the transactions expressly contemplated by the Transaction Agreements, whether or not approval is recommended by the Board. No Liberty Party will exercise appraisal rights as to any matter.

                  (b) Following the occurrence of a Class B Event,

                           (i) The Liberty Parties shall have the right to nominate four members of the Board or, if greater, such number of members of the Board (rounded up to the next whole number) equal to 33 1/3% of the then-authorized number of members of the Board (each such nominee, a "LIBERTY DIRECTOR"); pursuant to the Voting Agreement, the Controlling Principals will have the right to nominate four members of the Board or, if greater, such number of members of the Board (rounded up to the next whole number) equal to 33 1/3% of the then-authorized number of members of the Board (each such nominee, a "CONTROLLING PRINCIPAL DIRECTOR"); and the Board will nominate the remaining members of the Board.

                           (ii) The Liberty Parties will vote or cause to be voted all Equity Securities owned by them (or with respect to which they have the right to vote or direct the voting) that have the right to vote generally in the election of directors for the election to the Board of those persons nominated in accordance with this Section 3(b) and
                                    Section 3(c) and will not seek the removal of any director (other than a Liberty Director) except for cause; provided that, if the Controlling Principals request that the Liberty Parties vote in favor of the removal of any Controlling Principal Director, the Liberty Parties will vote or cause to be voted all Equity Securities owned by them (or with respect to which they have the right to vote or direct the voting) that have the right to vote on such matter in favor of the removal of such Controlling Principal Director.

                           (iii) The approval of the Liberty Directors shall be required for all matters set forth in paragraph (b) of Article Fifth of the United

                                    Charter as in effect on the date hereof, without regard to any limitation that would otherwise apply as a result of the Class C Stock ceasing to be outstanding.

                  (c) United shall take all necessary or desirable action (including, without limitation, nominating the Liberty Directors) in order to cause the Board to have the constituency provided for in Section 3(b) and to give effect to this Section 3. In the absence of any nomination by the Liberty Parties of a Liberty Director, the person or persons previously nominated by the Liberty Parties and then serving shall be re-nominated if still eligible to serve as provided herein. The Liberty Parties may request, and vote in favor of, the removal of any Liberty Director, with or without cause. The Liberty Parties will have the right to nominate a person to fill any vacancy on the Board created by the resignation, removal, incapacity or death of any Liberty Director. Pursuant to the Voting Agreement, the Controlling Principals will have the right to nominate a person to fill any vacancy on the Board created by the resignation, removal, incapacity or death of any Controlling Principal Director.

         Section 4. CERTAIN UNITED COVENANTS.

                  (a) If any consents, approvals, waivers or other action by, or notices to, filings with or applications or submissions to, any Governmental Authority or other third party are needed for any Liberty Party or any Controlled Affiliate of a Liberty Party to exercise any rights under this Agreement, any other Transaction Agreement or the United Charter (including the purchase rights and approval rights of the holders of Class C Stock set forth therein) or for the exercise of the approval rights of the Class C Directors or Liberty Directors under the United Charter, this Agreement and the New United Covenant Agreement, respectively, United shall cooperate with Liberty and use its best commercially reasonable efforts to obtain and assist Liberty in obtaining the necessary consents, approvals, waivers and other actions, and making the necessary notices, filings, applications and submissions.

                  (b) United will not issue, grant or sell any shares of Class B Stock, any Equity Securities convertible into or exercisable or exchangeable for Class B Stock (contingently or otherwise) or that have a greater vote per share (on an as-converted basis or otherwise) than the Class A Stock (whether generally, in the election of directors or generally other than in the election of directors) (collectively, "HIGH-VOTE SECURITIES") or any Rights to acquire any of the foregoing, other than to a Liberty Party or Controlled Affiliate thereof, unless and until the Class C Stock has become convertible in full into Class B Stock, except that (x) United may issue up to an aggregate of three million shares of Class B Stock upon exercise of Assumed Options and Permitted Options, and (y) United may, on majority vote of the Board and compliance with applicable legal requirements, issue shares of a series of its preferred stock convertible into Class B Stock, but with no other conversion rights, no voting rights other than the limited voting rights customary in preferred stocks, and no other special rights, provided that such convertible preferred stock shall not be convertible into Class B Stock until the Class C Stock has become fully convertible into Class B Stock, and the aggregate number of shares of Class B Stock issuable upon conversion of all such preferred stock and the exercise of the Assumed Options and the Permitted Options shall be less than the number of shares that, if issued in one or more transactions following the occurrence of a Conversion Event, would entitle the Liberty Parties to exercise the purchase rights set forth in Section 7A (it being understood that such issuances will be taken into account in determining the Liberty Parties' entitlement to exercise such purchase rights).

                  (c) United will not issue, grant or sell any options exercisable for Class B Stock other than the Permitted Options without Liberty's prior consent.

         Section 5. DISPOSITIONS OF EQUITY SECURITIES.

                  (a) No Liberty Party shall Transfer or permit any of its Controlled Affiliates to Transfer Beneficial Ownership of any Equity Securities, unless the Transfer is (i) a Transfer to Liberty or a Controlled Affiliate of Liberty that is or becomes a party to this Agreement in accordance with Section 2(c); (ii) a Transfer of Class A Stock to one or more underwriters in connection with a bona fide public offering registered under the Securities Act; (iii) a Transfer to a Founder or Designated Purchaser pursuant to Section 4 of the Stockholders Agreement, provided that the transferee, if other than a Founder, delivers to United an undertaking to be bound by all provisions of the Stockholders Agreement and, in the case of a Designated Purchaser that is not a Permitted Transferee, this Agreement; (iv) a Transfer pursuant to Section 7 or 8 of the Stockholders Agreement; or (v) a Transfer of Class A Stock that otherwise complies with the terms of the Stockholders Agreement, provided that, in the case of a Transfer pursuant to clause (ii) or this clause (v) other than to an Affiliate, the transferring Liberty Party has no reason to believe that any Person or Group would hold as a result of such a Transfer of Beneficial Ownership more than ten percent of the Voting Power in the election of directors as of the date of such Transfer.

                  (b) The Liberty Parties may pledge or grant a security interest in Equity Securities to a financial institution to secure a bona fide loan made to a Liberty Party or in connection with a hedging transaction with a financial institution, so long as the Liberty Party complies with Section 6(b) of the Stockholders Agreement.

                  (c) Any attempted Transfer in violation of this Agreement shall be void.

         Section 6. OFFERS FOR UNITED.

                  (a) If any Person shall make an offer (an "OFFER"): (i) to acquire from United or from one or more stockholders thereof (by tender or exchange offer or other public offer), or both (the "OFFEREE"), Equity Securities of United, (ii) to acquire all, or substantially all, the assets of United, or (iii) to effect a merger, consolidation, statutory share exchange or similar transaction between or involving United and another Person, then United shall give Liberty notice of such Offer promptly upon receipt by United thereof or, if such disclosure of the existence or terms of such Offer is prohibited by the terms thereof or if counsel for United determines that such disclosure prior to a public announcement of such Offer may violate or result in the violation of applicable United States securities laws, promptly after the public announcement of such Offer. In no event will United give Liberty notice of such Offer less than ten days prior to acceptance of such Offer.

                  (b) If any such Offer is made or proposed to an Offeree and not rejected within five days, any Liberty Party or an Affiliate thereof may propose a competing offer to the Board and the Board shall in the exercise of its fiduciary duties consider in good faith waiving any provisions of this Agreement that would restrict actions that might be taken by a Liberty Party or its Affiliates in support of such competing offer or the transactions contemplated thereby.

                  (c) If United proposes (a "PROPOSAL") to effect a sale of all or substantially all of the assets of United or a merger, consolidation, statutory share exchange or similar transaction between or involving United and another Person or to issue in any transaction Class B Stock in an amount such that the Liberty Parties' purchase rights would not apply to such issuance (whether as a result of clause (h)(ii) of Article Fourth of the United Charter or Section 7A(d) of this Agreement), then United shall give Liberty notice of such Proposal and, prior to taking any action to effectuate the same, United shall give Liberty the opportunity to propose (or to cause an Affiliate of Liberty to propose) an alternative transaction to the Board. If Liberty or an Affiliate thereof proposes an alternative transaction to the Proposal to the Board, the Board shall in the exercise of its fiduciary duties consider in good faith waiving any provisions of this Agreement that would restrict actions that might be taken by Liberty or its Affiliates in support of such alternative transaction.

                  (d) United shall not enter into any agreement or make any covenant that would preclude it from complying with this Section 6.

         Section 7A. PURCHASE RIGHTS -- HIGH-VOTE SECURITIES.

                  (a) If, following the occurrence of a Conversion Event, United issues, grants or sells any High-Vote Securities (including upon conversion, exercise or exchange of previously issued Rights) and after giving effect thereto, together with any prior issuances of Class B Stock with respect to which the Liberty Parties did not have any purchase rights pursuant to this
Section 7A, including any issuance of Class B Stock or other High-Vote Securities contemplated by Section 4(b) (which issuance for purposes of this Section 7A shall be deemed to have occurred as of the later of the actual issuance of such Class B Stock or other High-Vote Securities and immediately after the occurrence of a Conversion Event), the combined voting power (whether in the election of directors or otherwise) of the Liberty Parties' Equity Securities is equal to or less than 90% of the combined voting power thereof immediately prior to either such issuance or the first such issuance (or deemed issuance), the Liberty Parties will be entitled, subject to applicable legal requirements (which United will use its best commercially reasonable efforts to cause to be satisfied or waived), to acquire from United additional shares of Class B Stock, in the manner provided in this Section 7A, in an amount sufficient to restore the combined voting power of the Equity Securities owned by the Liberty Parties to 100% of the combined voting power of the Liberty Parties' Equity Securities immediately prior to either such issuance or the first such issuance or deemed issuance (whichever is greater, in the case of multiple issuances) (appropriately adjusted for other acquisitions or dispositions of Equity Securities by the Liberty Parties following such first issuance or deemed issuances). For purposes of this Section 7A, the voting power of the Liberty Parties' Equity Securities shall in all cases be calculated as if any High-Vote Securities that are convertible into, or exercisable or exchangeable for, Class B Stock had been converted into or exercised or exchanged for Class B Stock.

                  (b) The Liberty Parties will be entitled to restore their voting power in United as provided above by, at their election:

                           (i) subject to applicable Law and listing requirements, surrendering shares of Class A Stock in exchange for Class B Stock on a one-for-one basis;

                           (ii) purchasing from United additional shares of Class B Stock for a purchase price per share, payable in cash or such other form of consideration as may be acceptable to United, equal to (x) the issue price per share of the Class B Stock equivalent of the High-Vote Securities so issued (which if paid other than in cash or shares of Class A Stock shall be the fair market value of the consideration so paid) or (y) with respect to any High-Vote Securities that were issued in exchange for shares of Class A Stock, the average of the Closing Prices (as defined in the United Charter as in effect on the date hereof) per share of the Class A Stock for the ten consecutive trading days preceding
                                    (A) the date on which the additional shares of Class B Stock are purchased or (B) the date on which such High-Vote Securities were issued, whichever yields the lower price, in each case appropriately adjusted to reflect the effect of any stock splits, reverse splits, combination, stock dividends or other events affecting the Class B Stock; or

                           (iii)    any combination of the foregoing.

                  (c) If the Liberty Parties become entitled to acquire additional Class B Stock by purchase or exchange pursuant to the purchase rights contemplated by this Section 7A, United shall provide notice of such entitlement to Liberty within five Business Days after the issuance of any High-Vote Securities that alone or together with any prior issuances has reduced the voting power of the Liberty Parties' Equity Securities by ten percent or more. The right of the Liberty Parties to acquire additional Class B Stock shall then be contingent upon Liberty's (i) delivering a notice to United within ten days after receipt of United's notice, in which notice Liberty states that it or one or more other Liberty Parties or Controlled Affiliates will acquire additional Class B Stock pursuant to its purchase rights, and (ii) tendering the applicable consideration for such additional Class B Stock within 30 days after the later of receipt by Liberty of United's notice and the date of the issuance of High-Vote Securities that has reduced the voting power of the Liberty Parties' Equity Securities by ten percent or more (subject to extension for up to 60 additional days if required to obtain Governmental Approval or for any applicable waiting periods to expire or terminate).

                  (d) Notwithstanding the foregoing, if United issues Class B Stock in any transaction in an amount such that, immediately following such issuance, the Persons who were holders of outstanding Equity Securities immediately prior to such issuance of Class B Stock then hold in the aggregate less than 30 percent of the voting power of United's outstanding Equity Securities in the election of directors generally, then the Liberty Parties will not have a right to restore or maintain their voting power in United pursuant to such purchase rights.

         Section 7B. PREEMPTIVE RIGHTS -- CLASS A SECURITIES.

                  (a) If at any time after the execution and delivery of this Agreement United issues, grants or sells any Class A Securities, the Liberty Parties shall have the right, subject to applicable legal requirements (which United will use its best commercially reasonable efforts to cause to be satisfied or waived), but not the obligation, to acquire from United a portion of such Class A Securities up to an amount sufficient to permit the Liberty Parties to maintain the percentage of the total outstanding Common Stock represented by the Liberty Parties' Equity Securities immediately prior to the issuance of such Class A Securities, assuming for purposes of calculating such percentage that all Rights, if any, constituting Class A Securities held by the Liberty Parties or to be issued, granted or sold in such transaction have been duly converted, exchanged or exercised in full (whether or not then convertible, exchangeable or exercisable). If United desires to issue any Class A Securities, it will first give written notice (an "ISSUANCE NOTICE") thereof to the Liberty Parties stating the number of Class A Securities proposed to be issued, granted or sold, the date such Class A Securities are proposed to be issued, granted or sold (which date shall be no more than 60 days nor less than 20 days after the date such Issuance Notice is delivered to Liberty), the total per share consideration to be received by United upon issue, grant or sale of such Class A Securities (which consideration may, in the case of an underwritten public offering for cash of Class A Stock or Rights convertible into or exchangeable or exercisable for Class A Stock, may be expressed as a range of per share prices (provided that such range shall be no more than the lesser of (A) 50% of the lowest price in such range and (B) $5 per share)) and any other material terms of the proposed transaction. Within 20 days following receipt of an Issuance Notice, any Liberty Party may exercise its rights under this Section 7B by giving written notice (a "PREEMPTION NOTICE") to that effect to United, which notice shall specify the maximum number of Class A Securities that such Liberty Party elects to purchase. Failure to deliver a Preemption Notice within such 20-day period will constitute a waiver of the rights granted by this Section 7B as to the particular issuance of Class A Securities specified in the Issuance Notice.

                  (b) The per share price to be paid upon exercise of the rights granted under this Section 7B with respect to any issuance, grant or sale of Class A Securities shall be the lower of the lowest per share consideration at which Class A Securities are issued, granted or sold in such issuance and the consideration per share specified in the applicable Issuance Notice. The consideration for which Class A Securities are offered or proposed to be offered will be determined as follows: (i) in case of the proposed issuance of Class A Securities for cash, the consideration per share will be the amount of cash per share to be received by United after any underwriting discounts and (ii) in the case of a proposed issuance of Class A Securities in whole or in part for consideration other than cash, the value of the consideration other than cash will be the fair market value of that consideration. The purchase price shall be payable in cash or such other form of consideration as may be reasonably acceptable to United, in an amount equal to the price per share of the Class A Securities so issued (which if paid other than in cash shall be the fair market value of the consideration so paid).

                  (c) Upon delivery of a Preemption Notice in accordance with
Section 7B(a), United and the Liberty Parties delivering such Preemption Notice will enter into a purchase and sale agreement pursuant to which United will be obligated to sell and such Liberty Parties will be obligated to buy the Class A Securities specified in such Preemption Notice for the consideration per share determined in accordance with Section 7B(b). The parties will make representations and warranties customary for similar stock purchase transactions, including, in the case of United, representations that all filings made by it pursuant to the Exchange Act and the Securities Act are complete and accurate in all material respects, that the most recent financial statements provided by United to Liberty pursuant to Section 2(e) of the New United Covenant Agreement fairly present the financial condition and results of operations of United and its subsidiaries as of the dates and for the periods covered thereby and that United has no material undisclosed liabilities. There shall be no conditions to the parties' obligation to close such purchase and sale other than (1) the closing of the issuance, grant or sale of the balance of the Class A Securities covered by the Issuance Notice, (2) the absence of any material breach of any of the representations and warranties described above, assuming such representations and warranties had been made both on the date of the Issuance Notice and on the closing date of such purchase and sale agreement, and (3) in the case of the Liberty Parties' obligation to close, (A) the issuance, grant or sale of the balance of the Class A Securities specified in the Issuance Notice being on the terms specified therein (including, in the case of an underwritten public offering for cash of Class A Stock or Rights, the final price of such public offering being within the range set forth in the Issuance Notice) and (B) the issuance, grant or sale of such Class A Securities occurring within 20 days before or after the date specified therefor in the Issuance Notice.

                  (d) Each issuance of Class A Securities to a Liberty Party must be on terms not less favorable to such Liberty Party than the most favorable terms on which United issues or proposes to issue in the transaction in connection with which the preemptive right is being exercised Class A Securities to any other Person (without discrimination based on differences in the number or amount of Class A Securities to be acquired). Without limiting the generality of the immediately preceding sentence, (i) each Liberty Party must be given the same options and rights of election, if any, as to the kind(s) or amount(s) of consideration to be paid or delivered for Class A Securities as any other purchaser is given or was proposed to be given in the Issuance Notice and
(ii) the purchase price to be paid by each Liberty Party upon exercise of its rights under this Section 7B will be paid upon terms which are not less favorable than those on which the Class A Securities are sold to any other purchaser, unless those terms provide for payment in a manner which could not reasonably be duplicated by any Liberty Party, such as the transfer of specific property to United, in which event such payment will be in cash or such other form of consideration as may be reasonably acceptable to United, equal to the price per share of the Class A Securities so issued (which if paid other than in cash shall be the fair market value of the consideration so paid). The giving of an Issuance Notice shall constitute the representation and warranty by United to each Liberty Party that (A) the proposed issuance is not subject to conditions, contingencies or material terms not disclosed in the Issuance Notice or in the accompanying documents delivered therewith; and (B) neither the amount or kind of consideration offered by any other purchaser of the Class A Securities nor any other terms of the proposed issuance or of any other transaction or proposed transaction with such purchaser or any of its Affiliates have been established for the purpose of circumventing, increasing the cost of exercising or otherwise impairing the Liberty Parties' preemptive rights under this Section 7B.

                  (e) Notwithstanding the foregoing, the Liberty Parties will not be entitled to acquire Class A Securities pursuant to this Section 7B with respect to (i) any issuance or sale of Class A Securities in connection with the acquisition of a business (A) from a third party that is not an Affiliate of United or of any Founder and (B) that is directly related to the then existing businesses conducted by United and its Controlled Affiliates, (ii) any issuance or grant of options to purchase shares of Class A Stock to employees of United pursuant to an employee benefit plan approved by the Board, but only to the extent that the percentage of the total outstanding Class A Stock issued and issuable pursuant to all options to purchase shares of Common Stock granted pursuant to all such employee benefit plans (irrespective of when such options were issued) does not exceed 10% of the total outstanding Common Stock of United, (iii) Equity Securities issued as a dividend to all holders of Equity Securities or upon any subdivision or combination of all shares of Equity Securities, or (iv) any issuance of Class A Stock pursuant to the exercise of Rights as to which the Liberty Parties shall have been afforded the opportunity to exercise their preemptive rights pursuant to this Section 7B.

                  (f) If the Liberty Parties waive or are deemed to have waived the preemptive rights granted under this Section 7B with respect to any proposed issuance of Class A Securities specified in an Issuance Notice, then United shall be free to issue, sell or grant the Class A Securities described in such Issuance Notice without the participation of any Liberty Party; provided that such issuance, sale or grant closes within 60 days after the date of the applicable Issuance Notice and is on terms no more favorable to any purchaser than the terms proposed in such Issuance Notice. United shall not issue, sell or grant any Class A Securities after any such 60 day period without again complying with this Section 7B. The provisions of this Section 7B shall apply successively to each and every issuance of Class A Securities.

         Section 8. REPRESENTATIONS AND WARRANTIES.

         Each of the Liberty Parties, severally and not jointly, on the one hand, and United, on the other, represent and warrant to each other as of the date of this Agreement as follows:

                  (a) Such party has the right, power, legal capacity and authority to enter into and perform its obligations under this Agreement, and this Agreement constitutes such party's valid and binding obligation, enforceable in accordance with its terms, subject, as to enforceability, to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity).

                  (b) Such party has obtained all authorizations, permits, approvals or consents of any Persons, including all authorizations, permits, approvals or consents of any Governmental Authorities, necessary to enter into and perform its obligations under this Agreement, except as would not, individually or in the aggregate, adversely affect such party's ability to perform its obligations under this Agreement.

                  (c) This Agreement and the transactions it contemplates do not conflict with any applicable Law or any agreement to which it is a party or constitute a default under any such agreement, except as would not, individually or in the aggregate, adversely affect such party's ability to perform its obligations under this Agreement.

         Section 9. LEGEND.

                  (a) United shall cause a legend substantially similar to the following effect to be placed on each certificate representing any Equity Securities or Rights issued to each Liberty Party or its Affiliates:

                  "The securities represented by this certificate are subject to a Stockholders Agreement and a Standstill Agreement, each dated as of January 30, 2002, copies of which are available from UnitedGlobalCom, Inc. upon request, and any sale, pledge, hypothecation, transfer, assignment or other disposition of such securities is subject to such Stockholders Agreement and Standstill Agreement."

                  (b) Upon surrender to United of any certificate representing any Equity Securities or Rights disposed of by a Liberty Party in a transaction described in Section 5(a)(ii) or (v), or in clauses (ii), (iii) or (iv) of the definition of Transfer in Section 1, United shall promptly cause to be issued
(i) to the transferee or transferees of such Equity Securities or Rights one or more certificates without the legend set forth in Section 9(a) and (ii) to the holder of Equity Securities or Rights represented by such certificates so surrendered one or more certificates representing such Equity Securities or Rights, if any, as shall not have been so disposed of, with the legend set forth in Section 9(a). Upon termination of this Agreement pursuant to Section 11 below and the surrender to United of any certificate representing Equity Securities or Rights, United shall cause to be issued to the holder of such Equity Securities or Rights one or more certificates without the legend set forth in Section 9(a).

         Section 10. REMEDIES. Each of the parties acknowledges and agrees that in the event of any breach of this Agreement, the nonbreaching party would be irreparably harmed and could not be made whole by monetary damages. Accordingly, the parties to this Agreement, in addition to any other remedy to which they may be entitled hereunder or at law or in equity, shall be entitled to compel specific performance of this Agreement.

         Section 11. TERMINATION. The provisions of this Agreement other than Sections 4, 7A and 7B will expire on June 25, 2010, provided that this Agreement will terminate in its entirety (except as provided in the following sentence) at such time (whether earlier or later) as the Stockholders Agreement terminates in accordance with its terms or by the mutual consent of the Controlling Principals and Liberty. United's obligations under Section 9(b) shall survive the termination of this Agreement.

         Section 12. NOTICES. All notices, requests, demands and other communications required or permitted hereunder shall be in writing, shall be deemed to have been duly given when delivered personally or, sent by telecopy, or recognized service providing for guaranteed delivery, addressed as follows:

                  (a) If to United, to it at:

                                    UnitedGlobalCom, Inc.
                                    4643 South Ulster Street
                                    Suite 1300
                                    Denver, Colorado  80237
                                    Attention: President
                                    Fax: (303) 770-4207

                      with copies to:

                                    UnitedGlobalCom, Inc.
                                    4643 South Ulster Street
                                    Suite 1300
                                    Denver, Colorado  80237
                                    Attention: General Counsel
                                    Fax: (303) 770-4207

                      and to

                                    Holme Roberts & Owen LLP
                                    1700 Lincoln, Suite 4100
                                    Denver, Colorado  80203
                                    Attention: W. Dean Salter, Esq.
                                    Fax: (303) 866-0200

                  (b) If to the Liberty Parties, to:

                                    Liberty Media Corporation
                                    12300 Liberty Blvd.
                                    Englewood, Colorado 80112
                                    Attention: President
                                    Fax: (720) 875-5382

                      with copies to:

                                    Liberty Media Corporation
                                    12300 Liberty Blvd.
                                    Englewood, Colorado 80112
                                    Attention: Elizabeth M. Markowski, Esq.
                                    Fax: (720) 875-5858
                           and to

                                    Baker Botts L.L.P.
                                    599 Lexington Avenue
                                    New York, New York  10022
                                    Attention: Robert W. Murray, Esq.
                                    Fax: (212) 705-5125

or to such other person or address or addresses as Liberty or United shall specify by notice in accordance with this Section 12. Liberty shall be responsible for distributing any notices it receives to the Liberty Parties, as necessary. All notices, requests, demands, waivers and communications shall be deemed to have been received on the date of delivery or on the first Business Day after delivery was guaranteed by a recognized delivery service, except that any change of address shall be effective only upon actual receipt. Written notice given by telecopy shall be deemed effective when confirmation is received by the sending party. Delivery shall be deemed to have been made to each Liberty Party on the date that delivery is made to Liberty at the address specified above (as it may be changed as provided herein).

         Section 13. ENTIRE AGREEMENT. This Agreement, together with the other Transaction Agreements and the Merger Agreement, contains all the terms and conditions agreed upon by the parties hereto, and no other agreements (except to the extent referenced hereby), oral or otherwise, regarding the subject matter hereof shall have any effect unless in writing and executed by the parties after the date of this Agreement.

         Section 14. APPLICABLE LAW, JURISDICTION; WAIVER OF JURY TRIAL. This Agreement shall be governed by Colorado law without regard to conflict of law rules. The parties hereby irrevocably submit to the jurisdiction of any Colorado State or United States Federal court sitting in Colorado, and only a State or Federal court sitting in Colorado will have any jurisdiction over any action or proceeding arising out of or relating to this Agreement or any agreement contemplated hereby, and the undersigned hereby irrevocably agree that all claims in respect of such action or proceeding shall be heard and determined in such a State or Federal court. The undersigned further waive any objection to venue in such State and any objection to any action or proceeding in such State on the basis of a non-convenient forum. Each party hereby IRREVOCABLY WAIVES ANY RIGHT TO A TRIAL BY JURY in any proceeding brought with respect to this Agreement or the transactions contemplated hereby.

         Section 15. HEADINGS. The headings in this Agreement are for convenience only and are not to be considered in interpreting this Agreement.

         Section 16. COUNTERPART EXECUTION. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original but all of which will constitute a single agreement.

         Section 17. PARTIES IN INTEREST. Nothing in this Agreement, express or implied, is intended to confer upon any Person other than the parties hereto, their Permitted Transferees, in the case of the Liberty Parties, and their permitted successors and assigns any benefits, rights or remedies. Except as contemplated by the definitions of "Liberty" and "Transfer" neither this

Agreement nor the rights or obligations of any party may be assigned or delegated (other than, in the case of a Liberty Party, to a Permitted Transferee), by operation of law or otherwise without the prior written consent of Liberty and United.

         Section 18. SEVERABILITY. The invalidity or unenforceability of any provision of this Agreement in any application shall not affect the validity or enforceability of such provision in any other application or the validity or enforceability of any other provision.

         Section 19. WAIVERS AND AMENDMENTS. No waiver of any provision of this Agreement shall be deemed a further or continuing waiver of that provision or a waiver of any other provision of this Agreement. This Agreement may not be amended except in a writing signed by United and Liberty. The Board, by majority vote, may in it sole discretion waive any provision of this Agreement that imposes obligations on or restricts the rights of or actions by the Liberty Parties.

         Section 20. INTERPRETATION. As used herein, except as otherwise indicated herein or as the context may otherwise require, the words "include," "includes" and "including" are deemed to be followed by "without limitation" whether or not they are in fact followed by such words or words of like import; the words "hereof," "herein," "hereunder" and comparable terms refer to the entirety of this Agreement and not to any particular article, section or other subdivision hereof; any pronoun shall include the corresponding masculine, feminine and neuter forms; the singular includes the plural and vice versa; references to any agreement or other document are to such agreement or document as amended and supplemented from time to time; references to any statute or regulation are to it as amended and supplemented from time to time, and to any corresponding provisions of successor statutes or regulations; references to "Article," "Section" or another subdivision are to an article, section or subdivision hereof; and all references to "the date hereof," "the date of this Agreement" or similar terms (but excluding references to the date of execution hereof) refer to the date first above written, notwithstanding that the parties may have executed this Agreement on a later date. Any reference herein to a "day" or number of "days" (without the explicit qualification of "Business") shall be deemed to refer to a calendar day or number of calendar days. If any action or notice is to be taken or given on or by a particular calendar day, and such calendar day is not a Business Day, then such action or notice may be taken or given on the next succeeding Business Day.

         Section 21. RULES OF CONSTRUCTION. The parties hereto agree that they have been represented by counsel during the negotiation, preparation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.



                            [signature page follows]

         Executed as of the date first set forth above.



                              UNITEDGLOBALCOM, INC.,
                              a Delaware corporation


                              By: /s/ MICHAEL T. FRIES
                                  -------------------------------------
                                  Michael T. Fries
                                  President


                              LIBERTY MEDIA CORPORATION,
                              a Delaware corporation


                              By: /s/ ELIZABETH M. MARKOWSKI
                                  -------------------------------------
                                  Elizabeth M. Markowski
                                  Senior Vice President


                              LIBERTY GLOBAL, INC.,
                              a Delaware corporation


                              By: /s/ ELIZABETH M. MARKOWSKI
                                  -------------------------------------
                                  Elizabeth M. Markowski
                                  Senior Vice President


                              LIBERTY UCOMA, LLC,
                              a Delaware limited liability company


                              By: /s/ ELIZABETH M. MARKOWSKI
                                  -------------------------------------
                                  Elizabeth M. Markowski
                                  Senior Vice President